Exhibit 15.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 2, 2008 on our review of interim financial information of NSTAR Electric Company for the three-month periods ended March 31, 2008 and 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-143071).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 2, 2008